As filed with the Securities and Exchange Commission on August 18, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WGL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	52-2210912
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Constitution Avenue, NW

Washington, D.C. 20080

(703) 750-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leslie T. Thornton

Vice President and General Counsel

WGL Holdings, Inc.

101 Constitution Avenue, NW

Washington, D.C. 20080

(202) 624-6720

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David M. Lynn, Esq. Morrison & Foerster LLP 2000 Pennsylvania Avenue, NW Suite 6000 Washington, D.C. 20006	Dee Ann Dorsey, Esq. Hunton & Williams LLP 200 Park Avenue 52nd Floor New York, NY 10166-0136

Approximate date of commencement of proposed sale to the public:

From time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities	(1)	(1)	(1)	(2)

(1)	An indeterminate aggregate initial offering price and amount of debt securities is being registered as may from time to time be offered at indeterminate prices. The debt securities to be offered hereunder will consist of one or more series of debt securities, as more fully described herein.
(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

WGL Holdings, Inc.

Debt Securities

We may, from time to time, offer to sell debt securities in one or more offerings. This prospectus describes some of the general terms and conditions that may apply to those debt securities. We will provide specific terms and conditions of the debt securities in prospectus supplements to this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or part, any proposed purchase of securities. A prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the debt securities, the principal amounts of debt securities to be purchased by them, and the compensation they will receive.

INVESTING IN OUR DEBT SECURITIES INVOLVES RISKS. YOU SHOULD CONSIDER THE RISK FACTORS DESCRIBED ON PAGE 1 UNDER “RISK FACTORS” HEREIN AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY DOCUMENTS WE INCORPORATE BY REFERENCE.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 18, 2014.

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission, or the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell these debt securities in any jurisdiction where the offer or sale is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we may, at any time and from time to time, sell in one or more offerings any of our debt securities described in this prospectus.

This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including, but not limited to, the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

The distribution of this prospectus and the applicable prospectus supplement and the offering of the debt securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

References in this prospectus to “WGL Holdings,” “we,” “us” and “our” and all similar references are to WGL Holdings, Inc. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. However, in the “Description of the Debt Securities” section of this prospectus, references to “we,” “us” and “our” are to WGL Holdings, Inc. (parent company only) and not to any of its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith file reports and other information with the SEC. We file annual, quarterly and current reports, proxy statements and other reports and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Upon written or oral request, we will provide copies of the foregoing reports without cost to each person, including any beneficial owner, to whom a prospectus is delivered. You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

WGL Holdings, Inc.

Investor Relations

101 Constitution Avenue, N.W.

Washington, DC 20080

(202) 624-6129

We also make available free of charge on our Internet website at www.wglholdings.com our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, proxy statements on Schedule 14A, any amendments to those reports, and other information filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website does not constitute a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the debt securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet web site listed above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC into this prospectus. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, after the date of this prospectus and before the date that the offering of the debt securities by means of this prospectus is terminated, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may supersede information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or 7.01 on any current report on Form 8-K, unless specifically stated otherwise), including all such documents we may file with the SEC, until the offering under this registration statement is terminated;

•	our annual report on Form 10-K for the fiscal year ended September 30, 2013, filed with the SEC on November 20, 2013;

•	our quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2013, filed with the SEC on February 6, 2014;

•	our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2014, filed with the SEC on May 8, 2014;

•	our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2014, filed with the SEC on August 6, 2014;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 23, 2014; and

•	our current reports on Form 8-K filed on October 1, 2013, October 15, 2013, November 27, 2013, February 20, 2014 and March 11, 2014.

These reports contain important information about us, our financial condition and our results of operations. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information in this prospectus or any supplement hereto or any information incorporated by reference in this prospectus is accurate as of any date other than the date on the front of each document.

FORWARD-LOOKING STATEMENTS

Statements included or incorporated by reference in this prospectus that are not historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, revenues and other future financial business performance or strategies and expectations. Forward-looking statements are typically identified by words such as, but not limited to “could,” “may,” “predict,” “should,” “expect,” “hope,” “continue,” “potential,” “plan,” “intend,” “anticipate,” “project,” “believe,” “estimate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” These forward-looking statements are made based upon management’s expectations, estimates, assumptions, beliefs and reasonable assumptions concerning future events impacting us and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. We do not update publicly any forward-looking statement with new information or future events. Investors are cautioned not to put undue reliance on forward-looking statements as many of these factors are beyond our ability to control or predict. Please read “Risk Factors” in Item 1A in our most recent annual report on Form 10-K for the fiscal year ended September 30, 2013, filed on November 20, 2013, and our quarterly reports on Form 10-Q, as the same may be updated from time to time by our future filings under the Exchange Act. The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:

•	the level and rate at which costs and expenses are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process in connection with constructing, operating and maintaining Washington Gas Light Company’s (“Washington Gas”) distribution system;

•	the availability of natural gas supply and interstate pipeline transportation and storage capacity;

•	the ability of natural gas producers, pipeline gatherers and natural gas processors to deliver natural gas into interstate pipelines for delivery by those interstate pipelines to the entrance points of Washington Gas’ distribution system as a result of factors beyond our control;

•	changes and developments in economic, competitive, political and regulatory conditions;

•	changes in capital and energy commodity market conditions;

•	changes in credit ratings of debt securities of WGL Holdings or Washington Gas that may affect access to capital or the cost of debt;

•	changes in credit market conditions and creditworthiness of customers and suppliers;

•	changes in relevant laws and regulations, including tax, environmental, pipeline integrity and employment laws and regulations;

•	legislative, regulatory, and judicial mandates or decisions affecting business operations or the timing of recovery of costs and expenses;

•	the timing and success of business and product development efforts and technological improvements;

•	the pace of deregulation efforts and the availability of other competitive alternatives to our products and services;

•	changes in accounting principles;

•	new commodity purchase and sales contracts or financial contracts and modifications in the terms of existing contracts that may materially affect fair value calculations under derivative accounting requirements;

•	the ability to manage the outsourcing of several business processes;

•	acts of nature;

•	terrorist activities; and

•	other uncertainties.

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The outcome of negotiations and discussions that WGL Holdings may hold with other parties from time to time regarding utility and energy-related investments and strategic transactions that are both recurring and non-recurring may also affect future performance. All such factors are difficult to predict accurately and are generally beyond the direct control of WGL Holdings. Accordingly, while we believe that the assumptions are reasonable, we cannot ensure that all expectations and objectives will be realized. Readers are urged to use care and consider the risks, uncertainties, and other factors that could affect our business operations.

WGL HOLDINGS, INC.

WGL Holdings was established on November 1, 2000 as a Virginia corporation. Through its wholly owned subsidiaries, it sells and delivers natural gas and provides energy-related products and services to customers primarily in the District of Columbia and the surrounding metropolitan areas in Maryland and Virginia. Additionally, our non-utility segments now provide various energy services in twenty-nine states. WGL Holdings, Inc. promotes the efficient use of clean natural gas and renewable energy to improve the environment for the benefit of customers, investors, employees, and the communities it serves. WGL Holdings owns all of the shares of common stock of Washington Gas, Washington Gas Resources, Hampshire Gas Company (Hampshire) and Crab Run Gas Company (Crab Run). Washington Gas Resources owns four unregulated subsidiaries that include WGEServices, Inc., WGESystems, Inc., WGL Midstream, Inc. (previously known as Capitol Energy Ventures effective November 7, 2013) and WGSW, Inc.

Our principal executive offices are located at 101 Constitution Avenue, NW, Washington, D.C. 20080, and our telephone number is (703) 750-2000.

RISK FACTORS

Investing in our debt securities involves risks. Before making a decision to invest in the debt securities, in addition to the other information contained in this prospectus and any prospectus supplement, you should carefully consider the information included in, or incorporated by reference into, this prospectus, including the “Risk Factors” described in Item 1A of our most recent annual report on Form 10-K for the fiscal year ended September 30, 2013, filed on November 20, 2013, and our quarterly reports on Form 10-Q, as the same may be updated from time to time by our future filings under the Exchange Act.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered debt securities will be added to our funds for general corporate purposes and may be used to:

•	meet our working capital requirements;

•	fund possible acquisitions of, or investments in, businesses and assets;

•	repurchase outstanding shares of WGL Holdings, as well as any outstanding securities of WGL Holdings and its subsidiaries;

•	fund capital expenditures;

•	repay, refinance or retire debt; and

•	reimburse funds expended for any of those purposes.

Until the net proceeds from the sale of the offered debt securities have been used, we may invest them temporarily in interest-bearing obligations.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for the twelve-month period ended each date is as follows:

Period Ended	Ratio (Times)
9/30/09	5.4
9/30/10	5.5
9/30/11	5.8
9/30/12	7.3
9/30/13	4.6

The ratio of earnings to fixed charges is computed by dividing (i) income before income taxes plus fixed charges by (ii) fixed charges. Fixed charges include the portion of rental expense that management believes is representative of the interest component. The ratio of earnings to fixed charges for the nine-month period ended June 30, 2014 is 4.5. The business of WGL Holdings is weather sensitive and seasonal. Accordingly, WGL Holdings typically generates more net income in the first six months of the fiscal year than it does for the entire fiscal year. Refer to Exhibit 12.1 for further information on the ratio of earnings to fixed charges for the nine months ended June 30, 2014.

For further information on the ratio of earnings to fixed charges, please see our most recent annual report on Form 10-K for the fiscal year ended September 30, 2013. Also, see “Where You Can Find More Information.”

DESCRIPTION OF THE DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

We will issue the debt securities in one or more series under an indenture between us and The Bank of New York Mellon, as trustee (the “Trustee”). The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including, but not limited to, definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture and in the applicable prospectus supplement. For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

The form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. You may obtain a copy of the indenture and any form of debt security that has been filed in the manner described under “Where You Can Find More Information.”

For information on our debt outstanding, see our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Also, see “Where You Can Find More Information.”

Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us” and “our” are to WGL Holdings, Inc. (parent company only) and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. The indenture does not limit the amount of debt securities that we may issue under that indenture. Unless otherwise specified in a prospectus supplement for a series of debt securities, we may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price, the issue date and the first interest payment date, if applicable) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $1,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with any premium and accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of that series);

•	whether any of the debt securities of the series will be issuable in whole or in part in temporary or permanent global form or in the form of book-entry securities and, in such case, the identity of the depositary for the series;

•	the date or dates on which the principal of the debt securities of the series is payable;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest or the manner of calculation of such rate or rates, if any;

•	the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;

•	the place or places where payments with respect to the debt securities of the series will be payable;

•	the right, if any, to defer or extend payment of interest on the debt securities and the maximum length of any deferral or extension period;

•	the dates, if any, on which, the price or prices at which and the terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the date or dates, if any, on which, the price or prices at which, and the terms and conditions upon which, debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 or any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

•	whether the series of debt securities will be subject to any mandatory or optional sinking fund or similar provisions;

•	the currency or currency units in which payment of the principal of and any premium and interest on the debt securities of the series will be payable;

•	whether and under what circumstances we will pay additional amounts on the debt securities of the series held by non-U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such Securities rather than pay such additional amounts;

•	the terms pursuant to which the debt securities of the series are subject to defeasance and satisfaction and discharge;

•	any addition to, or modification or deletion of, any events of default or covenants provided for with respect to the debt securities of the series;

•	the terms and conditions, if any, pursuant to which the debt securities of the series are secured;

•	whether the debt securities of the series will be convertible into shares of common stock or any of our other securities and, if so, the terms and conditions upon which such debt securities will be so convertible, including whether conversion is mandatory, at the option of the holder, or at our option, the conversion price, the conversion period and any provisions pursuant to which the number of shares of common stock or our other securities to be received by the holders of such series of debt securities would be subject to adjustment;

•	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•	any provisions granting special rights to holders when a specified event occurs;

•	any special tax implications of the debt securities of the series, including provisions for original issue discount securities, if offered;

•	the form of the debt securities of the series, including the form of the certificate of authentication for such series;

•	any subordination terms of the debt securities of the series; and

•	any and all other terms with respect to such series, including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of debt securities of that series.

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, unless otherwise specified in the applicable prospectus supplement, any day other than a day on which Federal or State banking institutions in the City of New York or place of payment, are authorized or obligated by law, executive order or regulation to close.

If any interest payment date, redemption date, repurchase date or stated maturity of a debt security, or any date on which a holder has the right to convert such debt security, falls on a date that is not a business day, then payment of principal and premium, if any, or interest, or the redemption price or conversion of such debt security, will be made on the next succeeding business day at such place of payment with the same force and effect as if made on the interest payment date, redemption date or repurchase date, or at the stated maturity, or on such conversion date. In the case, however, of debt securities bearing interest at a floating rate based on the London Interbank Offered Rate (LIBOR), if the interest payment date (other than the redemption date, repurchase date or stated maturity) falls on a date that is not a business day and the following business day falls in the next succeeding calendar month, then the interest payment date for such debt securities shall be the business day immediately preceding the scheduled interest payment date. No interest shall accrue for the period from and after any such interest payment date, redemption date, repurchase date, stated maturity or conversion date, as the case may be, to the date of such payment unless, as provided in the indenture, we default in the payment on that date.

Optional Redemption

If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected in accordance with the procedures of the depositary. If we shall so direct, debt securities registered in our name or the name of any of our affiliates or subsidiaries shall not be included in the debt securities for redemption. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 30 nor more than 60 days prior to the date set for such redemption (or within such period as otherwise specified as contemplated by the indenture for debt securities of a series). This notice will identify the debt securities to be redeemed and will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities are to be surrendered for payment of the redemption price; and, if applicable, the CUSIP number of the debt securities to be redeemed.

By no later than the time specified in the applicable prospectus supplement, on the redemption date we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date unless, as provided in the indenture, we default in the payment on that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date. If the redemption date is after a regular record date and on or prior to the applicable interest payment date, the accrued and unpaid interest shall be payable to the holder of the redeemed securities registered on the relevant regular record date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Early Repayment

If specified in the applicable prospectus supplement, the debt securities may give you the right to cause us to repurchase them prior to their stated maturity date, in whole or from time to time in part, as specified in the applicable prospectus supplement. A registered holder’s exercise of the repayment option will be irrevocable.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for The Depositary Trust Company (“DTC”) and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as we understand is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC may exchange each global security for certificated debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of we, the underwriters or the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1) DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days after we receive such notice;

(2) we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect; or

(3) an event of default with respect to the debt securities will have occurred and be continuing.

These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we and any underwriters, dealers or agents do not take responsibility for this information.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Certificated Notes

If the applicable prospectus supplement indicates that the debt securities are to be issued in certificated form, those certificated notes may not be exchanged into book-entry form.

Events of Default

“Event of Default” with respect to a series of debt securities means any one of the following:

1.	failure to pay any interest on any debt securities of any such series within 30 days after the same becomes due and payable;

2.	failure to pay the principal of or premium, if any, or any payment required by sinking or analogous fund, on any debt securities of any such series when it becomes due and payable;

3.	failure to perform or breach, of any of our covenants or agreements in the debt securities, or in their indenture (other than a covenant or agreements relating solely to another series of notes) for 60 days after notice of failure, either from the Trustee or from holders of at least 25% of the principal amount outstanding of notes in the series;

4.	failure to deliver our common stock or other securities of ours when the holders of a series of debt securities exercise their conversion rights.

5.	certain events of bankruptcy, insolvency or reorganization of WGL Holdings; and

6.	any other event of default specified with respect to notes of such series.

An Event of Default for a particular series of notes does not necessarily constitute an Event of Default for any other series of notes issued under the indenture.

Remedies

If an Event of Default shall have occurred and be continuing (other than an “event of default” specified in clause (5) above), then either the Trustee or the holders of at least 25% in principal amount of the affected series may require us to repay the entire principal amount of that series, including any premium and any interest immediately.

If an Event of Default shall have occurred and be continuing as specified in clause (5) above, all unpaid principal of, any premium and any accrued interest, on the affected series will become automatically due and payable immediately, without any declaration or other act on the part of the trustee or any holder.

If an Event of Default shall have occurred and be continuing, the holders of a majority in principal amount of the affected series will have the right to direct the time, method and place of conducting proceedings for any remedy, or the exercising of any power, available to the Trustee. No such direction may be in conflict with any rule of law or with the indenture or be unduly prejudicial to the rights of holders such affected series not consenting, and must not involve the Trustee in personal liability in circumstances where indemnity, in the Trustee’s sole discretion, would not be adequate. The Trustee will not be obligated to exercise any of its rights or powers at the request of the holders, unless the holders have offered to the Trustee reasonable indemnity satisfactory to it. The Trustee may take any other action it deems proper that is not inconsistent with such direction.

The right of a holder to institute a proceeding is subject to certain conditions precedent, but each holder has an absolute right to receive payment of principal and premium, if any, and interest, if any, when due.

We will be required to furnish annually to the Trustee a statement as to our performance of certain obligations under the indenture and as to any default in such performance.

Covenants

In addition to covenants specified in the indenture, the debt securities of any series will benefit from any covenants specified in the prospectus supplement for such series. Covenants for a particular series of debt securities do not necessarily benefit any other series of debt securities issued under the indenture.

Modification of Indenture

We may, without the consent of any holders, at any time and from time to time, enter into one or more supplemental indentures with the Trustee for any of the following purposes:

•	to cure any ambiguity, omission, defect or inconsistency in the indenture or in the debt securities of any series;

•	to evidence succession and the assumption by the successor of our covenants in the indenture and the debt securities;

•	to provide for debt securities of any series in bearer form, or uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add guarantees or to release guarantees in accordance with the terms of the applicable series of the applicable debt securities or to secure a series of debt securities;

•	to add to the covenants binding us for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us under the indenture;

•	to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as provided in the indenture;

•	to make any change that does not adversely affect the rights of any holder of debt securities in any material respect, provided that any amendment to conform to the terms of any debt securities of a series to its description contained in the final offering document shall not be deemed to be adverse to any holder;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the indenture, to establish the form of any certifications required to be furnished under the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to comply with any requirements of the Securities and Exchange Commission in connection with registration of the debt securities under the Securities Act of 1933 qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act or to comply with the Trust Indenture Act; or

•	to secure any series of debt securities.

Except as described above, the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected by such supplemental indenture or indentures is required for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the current indenture, pursuant to a new indenture or supplemental indenture or modifying in any manner matters not covered by the immediately preceding paragraph.

In no case will we, without consent of each affected holder of debt securities, do any of the following:

•	change the maturity date of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of any debt security issued with original issue discount or any other debt security payable upon acceleration of maturity;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to receive payment of principal of and interest on any debt security (whether upon redemption, repurchase, maturity, or otherwise) or payment or delivery of any amounts due upon conversion of debt securities of any series that are convertible into shares of common stock or other securities on or after the due dates or to institute suit for the enforcement of any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security;

•	if the debt securities are secured, change the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the debt securities;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with any provision of the indenture;

•	reduce the requirements contained in the indenture for a quorum for a meeting or for voting;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the indenture;

•	in the case any series of debt securities is subordinated to other indebtedness of ours pursuant to a supplemental indenture, modify the subordination provisions in such supplemental indenture in a manner adverse to the holders of the debt securities; or

•	or modify the indenture modification provisions set forth in the indenture.

A supplemental indenture that changes or eliminates any covenant or other provision of the indenture solely for the benefit of one or more particular series shall not affect the rights of any other note holders.

Defeasance

For purposes of the indenture, we are allowed to repay our debt of any series by depositing money or governmental obligations (as described in the indenture) sufficient to pay, when due, the principal, premium, and interest due on the debt securities.

Before we can defease any debt securities, we are obligated to obtain a legal opinion as further described in the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Indenture Trustee

The Bank of New York Mellon is Trustee for the debt securities and the notes and Mortgage and Deed of Trust, dated January 1, 1933, for our subsidiary Washington Gas. The Bank of New York Mellon extends credit to us, along with other banks, under our revolving credit agreements.

PLAN OF DISTRIBUTION

We may sell the debt securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the debt securities. A prospectus supplement will describe the terms of any sale of debt securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of debt securities. Underwriters may offer and sell debt securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of debt securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities for whom they may act as agent. Underwriters may be involved in any at the market offering of debt securities by or on our behalf.

Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of debt securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the debt securities being offered pursuant to this prospectus, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the debt securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, we will not list the debt securities on any securities exchange. The debt securities will be a new issue of securities with no established trading market. Any underwriters that purchase the debt securities for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any debt securities.

LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the legality of the notes offered hereby will be passed upon for us by Leslie T. Thornton, Esq., our Vice President and General Counsel. The legality of any notes will be passed upon for the agents, underwriters or dealers by Hunton & Williams LLP, New York, NY.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

DEBT SECURITIES

PROSPECTUS

August 18, 2014

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Item	Amount
Registration Fee		*
Printing Expenses	*	*
Trustee Fees and Expenses	*	*
Legal Fees and Expenses	*	*
Accounting Fees	*	*
Rating Agency Fees	*	*
Blue Sky Expenses	*	*
Other	*	*
Total	*	*

*	The Registrant is registering an indeterminate amount of securities under this Registration Statement and, in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers.

The amended and restated Articles of Incorporation of the company provide that the company shall, to the maximum extent permitted by applicable law, as from time to time in effect, indemnify any person in connection with civil, criminal, administrative or investigative action or proceedings because he or she was a director or officer of the company.

The bylaws of the company provide for indemnification of officers and directors against expenses, judgments, fines or amounts paid in settlement in connection with actions, suits or proceedings by reason of being an officer or director, except in relation to matters as to which the person is finally adjudged to have knowingly violated the criminal law or be liable for willful misconduct in the performance of the person’s duty to the company.

The company carries a policy of insurance which, among other things, provides for payment to the company of sums expended pursuant to the company’s bylaws regarding indemnification for liability of officers and directors.

Item 16.	Exhibits.

Exhibits filed herewith:

Exhibit No.	Description of Exhibits

1.1**	Form of Underwriting Agreement.

4.1*	Form of Indenture between WGL Holdings, Inc. and The Bank of New York Mellon, as Trustee.

4.2**	Form of Debt Security.

5.1*	Opinion of Leslie T. Thornton, Esquire.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Leslie T. Thornton, Esquire (included in Exhibit 5.1).

24.1*	Power of Attorney — Michael D. Barnes.

24.2*	Power of Attorney — George P. Clancy, Jr.

24.3*	Power of Attorney — James W. Dyke, Jr.

24.4*	Power of Attorney — Nancy C. Floyd.

24.5*	Power of Attorney — Linda R. Gooden.

24.6*	Power of Attorney — James F. Lafond.

24.7*	Power of Attorney — Debra L. Lee.

25*	Statement of Eligibility and Qualification of the Trustee for the Unsecured Notes on Form T-1.

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.

Item 17.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized to sign, in the City of Washington, District of Columbia, on the 18th day of August, 2014.

WGL HOLDINGS, INC.

By:	/s/ Vincent L. Ammann, Jr.
(Vincent L. Ammann, Jr. Senior Vice President and Chief Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Names	Title	Date

/s/ Terry D. McCallister (Terry D. McCallister)	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	August 18, 2014

/s/ Vincent L. Ammann, Jr. (Vincent L. Ammann, Jr.)	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 18, 2014

/s/ William R. Ford (William R. Ford)	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 18, 2014

* (Michael D. Barnes)	Director	August 18, 2014

* (George P. Clancy, Jr.)	Director	August 18, 2014

* (James W. Dyke, Jr.)	Director	August 18, 2014

* (Nancy C. Floyd)	Director	August 18, 2014

* (Linda R. Gooden)	Director	August 18, 2014

* (James F. Lafond)	Director	August 18, 2014

* (Debra L. Lee)	Director	August 18, 2014

*By:	/s/ Vincent L. Ammann, Jr.
(Vincent L. Ammann, Jr. Attorney in Fact)

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

1.1**	Form of Underwriting Agreement.

4.1*	Form of Indenture between WGL Holdings, Inc. and The Bank of New York Mellon, as Trustee.

4.2**	Form of Debt Security.

5.1*	Opinion of Leslie T. Thornton, Esquire.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Leslie T. Thornton, Esquire (included in Exhibit 5.1).

24.1*	Power of Attorney — Michael D. Barnes.

24.2*	Power of Attorney — George P. Clancy, Jr.

24.3*	Power of Attorney — James W. Dyke, Jr.

24.4*	Power of Attorney — Nancy C. Floyd.

24.5*	Power of Attorney — Linda R. Gooden.

24.6*	Power of Attorney — James F. Lafond.

24.7*	Power of Attorney — Debra L. Lee.

25*	Statement of Eligibility and Qualification of the Trustee for the Unsecured Notes on Form T-1.

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.